Consent of Independent Registered Public Accounting Firm

Voxware, Inc.
Lawrenceville, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 14, 2005 relating to the consolidated financial statements appearing in the Company’s 2005 Annual Report to Stockholders on Form 10-KSB for the year ended June 30, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
Philadelphia, Pennsylvania
September 29, 2005